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                                                                    EXHIBIT 10.4
                                                                       [5/30/01]

                                    FORM OF
                             ROCKWELL COLLINS, INC.
                     ANNUAL INCENTIVE COMPENSATION PLAN FOR
                            SENIOR EXECUTIVE OFFICERS


1.  PURPOSE

         The purposes of the Annual Incentive Compensation Plan for Senior Executive Officers (the Plan) are to provide a reward and an incentive to the Corporation's Senior Executive Officers who have contributed and in the future are likely to contribute to the success of the Corporation, to enhance the Corporation's ability to attract and retain outstanding persons to serve as its Senior Executive Officers and to preserve for the Corporation the benefit of federal income tax deductions with respect to annual incentive compensation paid to Senior Executive Officers.

2.  DEFINITIONS.

         (a) Applicable Earnings. For any fiscal year, the net income before provision for income taxes. This measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Amounts charged or credited to earnings under the ICP shall not be included in determining Applicable Earnings.

         (b) Board of Directors.  The Board of Directors of Rockwell Collins.

         (c) Code. The Internal Revenue Code of 1986, as amended from time to time.

         (d) Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive an award under the Plan.

         (e)  Corporation.  Rockwell Collins and its consolidated subsidiaries.

         (f) Covered Employees Performance Fund. An incentive compensation fund for each fiscal year in which the Plan is applicable from which awards may be made under the Plan, which shall be equal to 1.5% of the Applicable Earnings for that fiscal year.

         (g) ICP. The Corporation's annual Incentive Compensation Plan for executives other than those eligible under this plan.

         (h) Rockwell. Rockwell International Corporation, a Delaware corporation.

         (i)  Rockwell Collins.  Rockwell Collins, Inc., a Delaware corporation.


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         (j) Senior Executive Officers. Rockwell Collins' chief executive officer on the last day of each fiscal year and four other executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) which the Committee shall designate on or before the last day of that fiscal year. No member of the Corporation's Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

3. DETERMINATION OF APPLICABLE EARNINGS AND COVERED EMPLOYEES PERFORMANCE FUND; ALLOCATION OF POTENTIAL AWARDS.

         (a) After the end of each fiscal year, the independent certified public accountants who audit the Corporation's accounts shall compute the Applicable Earnings and the amount of the Covered Employees Performance Fund for that fiscal year. Those computations shall be reported to the Board of Directors and the Committee.

         (b) There shall be allocated from the Covered Employees Performance Fund for each fiscal year potential awards to each of the Senior Executive Officers equal to the following respective percentages of the Covered Employees Performance Fund for that fiscal year:

         Chief Executive Officer - 35%
         Each Chief Operating Officer - 20%
         Each Other Senior Executive Officer - 15%

If there is more than one Chief Operating Officer, the percentages allocable to each other Senior Executive Officer, excluding the Chief Executive Officer, shall be reduced ratably so that the total amount of the Covered Employees Performance Fund allocated to all Senior Executive Officers shall equal 100%.

4.  AWARDS.

         (a) After the computations, reports and allocations prescribed under
Section 3(a) have been made, the Committee shall determine, in its discretion, the amounts, if any, allocated to the Senior Executive Officers pursuant to
Section 3(b) to be awarded from the Covered Employees Performance Fund for that fiscal year; and the form, terms and conditions of awards, including whether and to what extent awards shall be paid in installments.

         (b) Without limiting the generality of Section 4(a) the Committee may, in its sole discretion, reduce the amount of any award made to any Senior Executive Officer from the amount allocated under Section 3(b), taking into account such factors as it deems relevant, including without limitation: (i) the Applicable Earnings; (ii) other significant financial or strategic achievements during the year; (iii) its subjective assessment of each Senior Executive Officer's overall performance for the year; and (iv) information


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about compensation practices at other peer group companies for the purpose of evaluating competitive compensation levels so that the Committee may determine that the amount of the annual incentive award is within the targeted competitive compensation range of the Corporation's executive compensation program. The Committee shall determine the amount of any reduction in a Senior Executive Officer's award on the basis of the foregoing and other factors it deems relevant and shall not be required to establish any allocation or weighting formula with respect to the factors it considers. In no event shall any Senior Executive Officer's award under the Plan exceed the amount of the Covered Employees Performance Fund allocated to a potential award to that Senior Executive Officer.

         (c) The Committee shall have no obligation to disclose the full amount of the Covered Employees Performance Fund for any fiscal year. Amounts allocated but not actually awarded to a Senior Executive Officer may not be re-allocated to other Senior Executive Officers or utilized for awards in respect of other years.

         (d) The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

         (e) A cash award may be made with respect to a Senior Executive Officer who has died. Any such award shall be paid to the legal representative or representatives of the estate of such Officer.

         (f) No person who is eligible for an award under the Plan for any fiscal year of the Corporation shall be eligible for an award under any other annual management incentive compensation plan of any of the Corporation's businesses for that fiscal year.

5.  FINALITY OF DETERMINATIONS.

         The Committee shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned. Any member of the Committee who, at the time of any proposed award or at the time an award is made, is not an "outside director" as defined for purposes of Code Section 162(m) shall abstain from, and take no part in, the Committee's action on the award.

6.  AMENDMENT OF THE PLAN.

         The Board of Directors and the Committee shall each have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that:

         (a) No such action shall adversely affect rights under an award already made, without the consent of the person affected; and


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         (b) Without approval of the shareowners of Rockwell Collins, neither the Board of Directors nor the Committee shall (1) so modify the method of determining the Covered Employees Performance Fund as to increase materially the maximum amount that may be allocated to it or (2) after the first 90 days of any fiscal year, amend the plan in a manner that would, directly or indirectly: (i) change the method of calculating the amount allocated to the Covered Employees Performance Fund for that year; (ii) increase the maximum award payable to any Senior Executive Officer for that year; or (iii) remove the amendment restriction set forth in this sentence with respect to that year.

7.  MISCELLANEOUS.

         (a) The Corporation shall bear all expenses and costs in connection with the operation of the Plan.

         (b) The Corporation, the Board of Directors, the Committee and the officers of the Corporation shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation's accounts.

8.  EFFECTIVE DATE.

         The Plan has been approved by the Board of Directors and shall be submitted to the sole shareowner of Rockwell Collins, and, if approved, shall become effective on the date on which Rockwell completes the pro rata distribution of all the outstanding shares of Rockwell Collins common stock to Rockwell's shareowners. The Plan shall also be submitted to the shareowners of Rockwell Collins for approval at the first annual meeting of shareowners to be held in 2002, and, (i) if approved by the shareowners shall continue in full force and effect as provided herein, or (ii) if not approved by the shareowners, no award may be paid under the Plan after the date of that meeting.



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